Exhibit 23

            Consent of Independent Registered Public Accounting Firm

      We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 16, 2009 relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of Salisbury Bancorp, Inc. and Subsidiary for the year ended December 31, 2008.

                                         /s/  SHATSWELL, MACLEOD & COMPANY, P.C.
                                              ----------------------------------
                                              SHATSWELL, MACLEOD & COMPANY, P.C.


West Peabody, Massachusetts
September 11, 2009